As filed with the Securities and Exchange Commission on September 22, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PMFG, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0661574
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Melissa G. Beare
Vice President, General Counsel and Corporate Secretary
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent For Service)

With copies to:

James E. O’Bannon
Charles T. Haag
Jones Day
2727 N. Harwood
Dallas, Texas 75201
(214) 220-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.01 per share(3)	3,963,750	$11.40	$45,186,750	$2,522

(1)	Consists of common stock issuable upon conversion of Series A Convertible Preferred Stock and exercise of warrants held by the selling stockholders. The securities may be offered from time to time in unspecified numbers and at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such number of additional shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the company’s common stock as reported on the Nasdaq Global Market on September 15, 2009.

(3)	Each share of common stock is paired with a right under the rights agreement, dated August 15, 2008, between the company and Mellon Investor Services LLC, as rights agent. Until the occurrence of events described in the rights agreement, the rights are not exercisable, are evidenced by the company’s common stock certificates and are transferable only with the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2009

PROSPECTUS

3,963,750 Shares

PMFG, INC.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 3,963,750 shares of our common stock by the selling stockholders identified in this prospectus. The shares of common stock being sold are originally issuable upon the conversion of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and exercise of warrants (the “Warrants”) held by the selling stockholders. We will not receive any of the proceeds from the sale of these shares, but we will incur expenses in connection with the offering.

These shares are being registered to permit the sale of these shares from time to time, in amounts, at prices and on terms determined at the time of offering. The shares may be sold through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 3.

Our common stock is traded on the Nasdaq Global Market under the symbol “PMFG.” On September  21, 2009, the closing price of our common stock was $12.28.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf-registration process.” Under this shelf registration process, the selling stockholders may sell the common stock described in this prospectus issuable upon the conversion of 21,140 shares of the Series A Preferred Stock and exercise of the Warrants in one or more offerings.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities sold on a later date.

ABOUT PMFG, INC.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure, and refining and petrochemical processing. We offer a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers.

PMFG, Inc. is a holding company and was incorporated in Delaware in January 2008 in connection with our holding company reorganization. The reorganization was completed in August 2008. Our principal subsidiary is Peerless Mfg. Co. (“Peerless”), which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181.

The terms “PMFG,” “company,” “our,” “us” and “we” refer to PMFG, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	adverse changes in the current global economic environment or in the markets in which we operate, including the power generation, natural gas infrastructure and petrochemical and processing industries;

•	the impact of the current global credit crisis, including the impact on the trading price of our common stock and our ability and our customers’ ability to access capital markets;

•	changes in the price, supply or demand for natural gas, bio fuel and oil;

•	changes in current environmental legislation;

•	increased competition;

•	decreased demand for our products;

•	the effects of U.S. involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts;

•	changes in our ability to conduct business outside the United States, including changes in foreign laws and regulations;

•	risks associated with the significant indebtedness that we incurred in connection with our acquisition of Nitram Energy, Inc., in April 2008;

•	stockholder approval of the issuance of common stock related to our Series A Preferred Stock issued on September 4, 2009;

•	limitations on raising additional equity, imposed by our Series A Preferred Stock;

•	the effects of natural disasters; and

•	loss of the services of any of our senior management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Commission, including the information in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

PLAN OF DISTRIBUTION

The shares being registered are currently owned or, with respect to certain selling stockholders, may be acquired by the selling stockholder upon conversion of the Series A Preferred Stock or exercise of the Warrants to purchase our common stock. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, or acquires common stock upon conversion of the Series A Preferred Stock or exercise of the Warrants received from a selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

SELLING STOCKHOLDERS

All of the shares of common stock registered for sale pursuant to this prospectus are shares issuable upon the conversion of the Series A Preferred Stock and exercise of the Warrants owned by the selling stockholders. The selling stockholders acquired the Series A Preferred Stock and the Warrants under a securities purchase agreement, dated September 4, 2009, between us and the selling stockholders (the “Securities Purchase Agreement”). The Series A Preferred Stock and Warrants were issued and sold for an aggregate purchase price of $21,140,000.

Under the Securities Purchase Agreement, we agreed to register for resale the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. This registration statement fulfills that obligation and will permit the selling stockholders to offer the shares acquired by full or partial conversion of the Series A Preferred Stock or full or partial exercise of the Warrants for resale from time to time. We have agreed to pay all expenses resulting from our obligation to register the shares issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. This prospectus relates only to sales of shares of our common stock upon conversion of the Series A Preferred Stock and exercise of the Warrants and does not cover sales of any shares of the Series A Preferred Stock or the Warrants themselves.

The Series A Preferred Stock may be converted in full or in part, from time to time and at any time, by the holder thereof, at an initial conversion price of $8.00 per share, subject to certain anti-dilution adjustments. The conversion price will be adjusted for stock splits, dividends and the like and in the event we issue and sell our equity securities at a price below the conversion price. Beginning on the second anniversary of the issuance of the Series A Preferred Stock, we may require the conversion of any and all outstanding shares of Series A Preferred Stock, provided, that the volume weighted average price per share of our common stock exceeds 200% of the conversion price for twenty of the immediately preceding thirty consecutive trading days.

The holders of the Series A Preferred Stock are entitled to quarterly dividends at an annual rate of 6.0%. In the event the Company fails to fulfill its obligations under the Preferred Stock, the dividend rate will increase to an annual rate of 8.0%. In addition, upon any voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the Series A Preferred Stock are entitled to a liquidation preference. A change in control of the company will be deemed to be a liquidation and will entitle the holders of the Series A Preferred Stock to the liquidation preference.

At any time after five years from the date of issuance, the Series A Preferred Stock is redeemable, in whole or in part, at the option of the holders or the Company. The purchase price per share for redemptions will be equal to the original price per share of the Series A Preferred Stock, plus any accumulated and unpaid dividends.

The NASDAQ Marketplace rules limit the number of shares of common stock that may be issued in a private placement at a discount to the then-current market price without obtaining stockholder approval. As a result, the aggregate number of shares of our common stock that will be issued upon the conversion or redemption of the Series A Preferred Stock or payment of the dividends or liquidation preference will be limited to 19.99% of the outstanding shares of Common Stock on September 4, 2009, unless stockholder approval is obtained. We agreed to seek stockholder approval of this matter and to increase the number of authorized shares of our common stock by 25 million shares. We expect to seek this required stockholder approval at our annual meeting to be held in November or December of 2009.

The Warrants have a five-year term and will become exercisable on March 4, 2010. The exercise price is equal to the closing bid price of our common stock on September 3, 2009, or $10.56, and is not subject to anti-dilution protection, except in the case of stock splits, dividends and the like.

The following table sets forth information with respect to the selling stockholders and the shares of common stock beneficially owned by the selling stockholders including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholders to us and is as of the date of this prospectus. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

Except as noted in the footnotes to the table below, no selling stockholder has held any position or office or had any material relationship with us or any of our predecessors or affiliates within the past three years.

	Shares of	Common Stock	Common Stock	Aggregate	Shares of	Percent of
	Common Stock	Beneficially	Being Offered	Amount of	Common Stock	Common Stock
	Beneficially	Owned Prior to	that is Issuable	Common	Beneficially	Beneficially
	Owned Prior to	the Offering	Upon Exercise of	Stock Being	Owned After	Owned After
Name of Selling Stockholder	Offering(1)	Being Offered(2)	the Warrants	Offered	Offering(3)	Offering(3)(4)

AARD Defined Pension Plan	15,376	9,375	4,687	14,062	6,001	*
Frederick Battenfeld	36,500	12,500	6,250	18,750	24,000	*
Suzanne Battenfeld	110,812	62,500	31,250	93,750	48,312	*
Richard A. Bayles Revocable Trust	459,080	125,000	62,500	187,500	334,080	2.5%
Peter E. Bennett	131,662	62,500	31,250	93,750	69,162	*
Frank A. Bonsal Irrevocable Trust	46,750	18,750	9,375	28,125	28,000	*
Edward L. Cahill	55,000	25,000	12,500	37,500	30,000	*
David J. Callard Living Trust	245,207	62,500	31,250	93,750	182,707	1.4%
Martin A. Desmery (IRA)	91,400	25,000	12,500	37,500	66,400	*
Drake, Loeb, Heller, Kennedy, Gogerty, Gaba & Rodd 401K, Profit Sharing Plan & Trust	58,000	25,000	12,500	37,500	33,000	*
Richard J. and Margaret D. Drake Joint	22,500	12,500	6,250	18,750	10,000	*
EFCO Products Pension Plan	71,000	25,000	12,500	37,500	46,000	*
EFCO Products PSP Plan	40,000	12,500	6,250	18,750	27,500	*
Ganfer and Shore LLP Pension Plan	52,500	6,250	3,125	9,375	46,250	*
Ganfer and Shore LLP PSP	49,375	12,500	6,250	18,750	36,875	*
Richard A. Gerentine and Domenica L. Gerentine	21,625	15,625	7,813	23,438	6,000	*
Lynn E. Gorguze Separate Property Trust(5)	957,548	312,500	156,250	468,750	645,048	4.9%
Vincent and Gloria Gorguze Trust(6)	966,298	312,500	156,250	468,750	653,798	4.9%
Paul J. Huston and Linda A. Huston	32,500	12,500	6,250	18,750	20,000	*
Jacques Kohn	160,125	31,250	15,625	46,875	128,875	*
Margot W. Kohn	160,125	31,250	15,625	46,875	128,875	*
Estate of Barbara Krieger	94,898	31,250	15,625	46,875	63,648	*
John Monfort (IRA)(7)	804,639	250,000	125,000	375,000	554,639	4.2%
Christine Murphy	10,376	9,375	4,687	14,062	1,001	*
Edmund H. Nicklin Jr.	62,500	62,500	31,250	93,750	0	*
Franklin C. Nicklin Test Trust	37,500	12,500	6,250	18,750	31,250	*
Freda W. Nicklin	81,250	31,250	15,625	46,875	65,625	*
John William Nicklin	61,250	31,250	15,625	46,875	45,625	*
Jonathan Case Nicklin	33,250	31,250	15,625	46,875	17,625	*
V. Adah Nicklin	86,450	31,250	15,625	46,875	70,825	*
William F. Nicklin(8)	708,948	250,000	125,000	375,000	583,948	4.4%
John O’Shea (IRA)	125,250	31,250	15,625	46,875	94,000	*
Anthony M. Pascale (IRA)	82,250	31,250	15,625	46,875	51,000	*
Pohogonot Ventures II, LLC	25,000	25,000	12,500	37,500	0	*
Russell T. Ray	100,500	62,500	31,250	93,750	38,000	*
George Rich	416,793	31,250	15,625	46,875	385,543	2.9%
George S. Rich Family Foundation	401,168	62,500	31,250	93,750	338,668	2.6%
RichFam LLLP	416,793	31,250	15,625	46,875	385,543	2.9%
Carl Ring	25,500	12,500	6,250	18,750	13,000	*
Tarshis, Catania, Liberth, Mahon & Milligram, PLLC	51,750	18,750	9,375	28,125	33,000	*
Barrie Holt Thrasher and J. Tammenoms Bakker	81,000	25,000	12,500	37,500	56,000	*
Utility Service Holding Co. Inc.(9)	1,158,180	358,125	179,063	537,188	800,055	6.1%

*	Less than 1%.

(1)	Includes, to the extent applicable, (a) shares issuable upon conversion of the Series A Preferred Stock, all of which may be converted within 60 days of September 22, 2009 and (b) any outstanding shares of common stock. The number does not include any of the shares of common stock issuable upon exercise of the Warrants, which may not be exercised until March 4, 2010.

(2)	Consists of shares issuable upon conversion of the Series A Preferred Stock.

(3)	Under this prospectus, the selling stockholders may offer all or some portion of the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. No estimate can be given as to the number of shares of our common stock that will be held by any selling stockholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.” For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(4)	Percentage ownership is based on 13,214,550 shares of common stock outstanding as of September 4, 2009.

(5)	According to a Schedule 13G filed with the Commission by Lynn E. Gorguze on September 14, 2009, Ms. Gorguze is the sole trustee of the Lynn E. Gorguze Separate Property Trust and has sole dispositive and voting power over 1,113,798 shares or our common stock.

(6)	According to a Schedule 13G filed with the Commission by Vincent Gorguze, Gloria Gorguze and the Vincent and Gloria Gorguze Trust (the “Gorguze Trust”) on September 15, 2009, Mr. Gorguze and Ms. Gorguze are co-trustees of the Gorguze Trust and Mr. Gorguze, Ms. Gorguze and the Gorguze Trust have shared dispositive and voting power over 1,122,548 shares of our common stock.

(7)	According to a Schedule 13G filed with the Commission by John Monfort on September 15, 2009, Mr. Monfort has sole dispositive and voting power over 929,639 shares or our common stock.

(8)	According to a Schedule 13G filed with the Commission by William F. Nicklin on September 14, 2009, Mr. Nicklin has sole dispositive and voting power over 833,948 shares or our common stock.

(9)	According to a Schedule 13G filed with the Commission by Utility Service Holding Co., Inc. (“Utility Service”) on April 6, 2009, Utility Service has sole dispositive and voting power over 684,920 shares, or 5.2%, of our common stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day will issue an opinion about certain legal matters with respect to the securities. If the validity of the securities is also passed upon by counsel for any underwriters, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Nitram Energy, Inc. and subsidiaries as of September  30, 2007 and 2006 and for the years ended September 30, 2007, 2006 and 2005 that are incorporated into this prospectus by reference from the Current Report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008, have been audited by Gaines Kriner Elliott LLP, an independent public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov or from our website at http://www.peerlessmfg.com.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2009;

•	Our current report on Form 8-K filed with the Commission on September 14, 2009;

•	The current report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008; and

•	The description of our common stock set forth in our registration statement on Form S-3/A, filed with the Commission on August 19, 2008 (File No. 333-152482), and any amendment or report filed for the purpose of updating such description, including our Current Report on Form 8-K filed on September 8, 2009.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PMFG, Inc.
Attn: Corporate Secretary
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181

3,963,750 Shares

PMFG, INC.

Common Stock

PROSPECTUS

          , 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of securities under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time. All amounts shown are estimates except for the Commission registration fee.

Commission registration fee	$2,522
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Printing expenses	8,000
Miscellaneous	5,000

Total	$75,522

Item 15.	Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our directors and officers that provide the director or officer will not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his duties as a director or officer to the fullest extent permitted by the DGCL or any other applicable law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our certificate of incorporation provides that we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the company, or is or was serving at our request, while a director or officer of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding to the fullest extent permitted or required by Delaware law. Except with respect to proceedings to enforce rights to indemnification, we will indemnify any such person in connection with a proceeding described above initiated by such person only if such proceeding was authorized by our board of directors.

Our certificate of incorporation also requires us to pay such director or officer any expenses (including attorneys’ fees) incurred in defending or testifying in any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by us against such expenses as authorized by Delaware law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

The indemnification provisions contained in our certificate of incorporation and bylaws are in addition to any other right that a person may have or acquire under any statute, bylaw, resolution of shareholders or directors or otherwise. We maintain insurance on behalf of our directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.	Exhibits

Exhibit	Description

4.1	Second Amended and Restated Certificate of Incorporation (included as Annex A to the definitive proxy statement filed on April 21, 2009, and incorporated herein by reference)
4.2	Certificate of Designations of Series A Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on September 8, 2009, and incorporated herein by reference)
4.3	Bylaws, as amended and restated (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.4	Rights Agreement dated August 15, 2008 between PMFG, Inc. and Mellon Investor Services LLC, as rights agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A with the Commission on August 15, 2008 and incorporated herein by reference)
4.5	Securities Purchase Agreement dated September 4, 2009, by and among PMFG, Inc. and certain accredited investors (filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission on September 8, 2009, and incorporated herein by reference)
5.1	Opinion of Jones Day
23.1	Consent of Grant Thornton LLP
23.2	Consent of Gaines Kriner Elliott LLP
23.3	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney for our directors and certain executive officers.
99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of PMFG, Inc. for the year ended June 30, 2008 (filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and incorporated herein by reference)

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii). or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(ii) If we are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 22, 2009.

PMFG, INC.

By:	/s/ Peter J. Burlage
Peter J. Burlage
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on September 22, 2009.

	Signature	Title

	* Sherrill Stone	Chairman of the Board

	/s/ Peter J. Burlage Peter J. Burlage	President, Chief Executive Officer and Director (Principal Executive Officer)

	* Henry G. Schopfer, III	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

	Kenneth R. Hanks	Director

	* Robert McCashin	Director

	* R. Clayton Mulford	Director

	* Howard G. Westerman, Jr.	Director

* Melissa G. Beare, by signing her name hereto, does hereby sign and execute this registration statement on behalf of the above-named directors of PMFG, Inc. on this 22nd day of September, 2009, pursuant to powers of attorney executed on behalf of such directors, and contemporaneously filed with the Securities and Exchange Commission.

By:	/s/ Melissa G. Beare
Melissa G. Beare, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

4.1	Second Amended and Restated Certificate of Incorporation (included as Annex A to the definitive proxy statement filed on April 21, 2009, and incorporated herein by reference)
4.2	Certificate of Designations of Series A Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on September 8, 2009, and incorporated herein by reference)
4.3	Bylaws, as amended and restated (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.4	Rights Agreement dated August 15, 2008 between PMFG, Inc. and Mellon Investor Services LLC, as rights agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A with the Commission on August 15, 2008 and incorporated herein by reference)
4.5	Securities Purchase Agreement dated September 4, 2009, by and among PMFG, Inc. and certain accredited investors (filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission on September 8, 2009, and incorporated herein by reference)
5.1	Opinion of Jones Day
23.1	Consent of Grant Thornton LLP
23.2	Consent of Gaines Kriner Elliott LLP
23.3	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney for our directors and certain executive officers.
99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of PMFG, Inc. for the year ended June 30, 2008 (filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and incorporated herein by reference)